EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-38392 and No. 333-68820) of VIA NET.WORKS, Inc. of our report dated March 28, 2002, relating to the consolidated financial statements, which appears in this form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
March 28, 2002

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